Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Lemonade, Inc., of our report dated February 28, 2022, relating to the consolidated financial statements of Metromile, Inc. (the “Company”), appearing in the Current Report on Form 8-K/A of Lemonade, Inc., filed with the Securities and Exchange Commission on October 11, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Moss Adams LLP

San Francisco, California
November 30, 2022